Exhibit 10.1

Spousal Consent

I, Jian Li (identity card number: ______), am the lawful spouse of Shuhua Liu (identity card number: _______). I hereby unconditionally and irrevocably agree to the execution of the following documents by Shuhua Liu (the “Restructuring Documents”), and am aware of and agree to the disposal of the equity interests of Hengshui Jingzhen Environmental Company Limited (the “Domestic Company”) held by Shuhua Liu and registered in her name pursuant to the provisions of the following documents on January 20, 2021:

(1)	the equity pledge agreement with Beijing Asian League Wins Technology Co., Ltd (the “WFOE”), the Domestic Company and other parties;

(2)	the exclusive option agreement with the WFOE, the Domestic Company and other parties; and

(3)	the power of attorney executed by Shuhua Liu.

I hereby undertake not to make any assertions in respect of the equity interests of the Domestic Company. I further confirm that, Shuhua Liu may perform the Restructuring Documents and further amend or terminate the Restructuring Documents absent any authorization or consent from me.

I hereby undertake to execute all necessary documents, and take all necessary actions, to ensure appropriate performance of the Restructuring Documents (as amended from time to time).

I hereby agree and undertake that, if I acquire any equity interest in the Domestic Company held by Shuhua Liu, I shall be bound by the Restructuring Documents (as amended from time to time) and shall comply with the obligations as a shareholder under the Restructuring Documents (as amended from time to time). For this purpose, upon the WFOE’s request, I shall execute a series of written documents in substantially the same form as the Restructuring Documents (as amended from time to time).

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Spousal Consent Letter

[Signature Page]

Undertaking Party: Jian Li

By:	/s/ Jian Li

Signature Page to Spousal Consent Letter